Exhibit 10.2

STOCKHOLDER VOTING AGREEMENT

BY AND AMONG

PRICESMART, INC.

and

THE STOCKHOLDERS LISTED

ON SCHEDULE A HERETO

Dated as of October 4, 2004

STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 4, 2004, by and among PriceSmart, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Schedule A hereto (each a “Stockholder,” and collectively, the “Stockholders”).

WHEREAS, each of the Stockholders are, as of the date hereof, the beneficial owners of that number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, set forth opposite such Stockholder’s name on Schedule A hereto.

WHEREAS, the Stockholders desire that the Company enter into the Transaction (as defined in Annex A attached hereto);

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Representations and Warranties. Each of the Stockholders hereby represents and warrants to the Company, severally and not jointly, as follows:

(a) Such Stockholder is the beneficial owner of the shares of Common Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the Shares beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such Stockholder. For purposes of this Agreement, the term “Shares” shall include any shares of Common Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Common Stock (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Common Stock such Stockholder may acquire or beneficially own during the term of this Agreement. Schedule A lists all Stockholder Rights held by such Stockholder as of the date of this Agreement.

(b) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with the certificate of incorporation or bylaws or similar organizational documents of such Stockholder as presently in effect (in the case of a Stockholder that is a legal entity), (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or (B) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by any Stockholder of any of such Stockholder’s obligations under this Agreement.

(d) The Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder. Such Stockholder does not beneficially own any shares of Common Stock other than such Stockholder’s Shares.

(e) The Stockholder understands and acknowledges that the Company is proposing the Transaction in reliance upon the Stockholders’ execution and delivery of this Agreement.

2. Voting Agreements.

(a) Each Stockholder agrees with, and covenants to, the Company that, at any meeting of stockholders of the Company called to vote upon the Transaction or at any adjournment thereof or in any other circumstances upon which a vote with respect to the Transaction is sought (the “Stockholders’ Meeting”), such Stockholder shall appear, or cause the holder of record on any applicable record date (the “Record Holder”) to appear, for the purpose of obtaining a quorum at the Stockholders’ Meeting, and vote (or cause the Record Holder to vote) such Stockholder’s Shares in favor of the Transaction and each of the other transactions contemplated by the Transaction.

(b) At any Stockholders’ Meeting such Stockholder shall vote (or cause to be voted) such Stockholder’s Shares against any amendment of Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Transaction or any of the other transactions contemplated by the Transaction (collectively, “Competing Transactions”).

(c) Such Stockholder agrees to permit the Company to publish and disclose in any and all future Preliminary or Definitive Proxy Statements on Form 14A soliciting a shareholder vote on the Transaction and all related filings under the securities laws such Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable law.

3. Covenants. Each of the Stockholders, severally and not jointly, agrees with, and covenants to, the Company that such Stockholder shall not, except as contemplated by the terms of this Agreement, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit-sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares (including any options or warrants to purchase Common Stock) to any person (any such action, a “Transfer”). For purposes of clarification, the term “Transfer” shall include, without limitation, any short sale (including any “short sale against the box”), pledge, transfer, and the establishment of any open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act. Notwithstanding the foregoing, (i) Transfers of Shares as bona fide gifts, (ii) distributions of Shares to partners, members, stockholders, subsidiaries, affiliates, affiliated partnerships or other affiliated entities of the undersigned, (iii) Transfers of Shares by will or intestacy, and (iv) Transfers of Shares to a trust, the beneficiaries of which are the undersigned, shall not be prohibited by this Agreement; provided that in the case of any such transfer or distribution pursuant to clause (i), (ii), (iii) or (iv), each donee or distributee shall execute and deliver to the Company a valid and binding counterpart to this Agreement and agree to be bound by all the obligations of the Stockholders hereunder.

4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints, the Company as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares at any Stockholders’ Meeting (i) in favor of the Transaction, and each of the other transactions contemplated by the Transaction, and (ii) against any Competing Transaction.

(b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the approval and execution of the Transaction, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 7 herein. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Such irrevocably proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein.

5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder’s successors or assigns. Each Stockholder agrees that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock, or the acquisition of additional shares of Common Stock or other voting securities of the Company by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall apply to any additional shares of Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

6. Further Assurances. Each Stockholder shall, upon request and expense of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder’s Shares as contemplated by Section 4 in the Company.

7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (i) the issuance of all the Common Stock under that certain Stock Purchase Agreement, dated of even date herewith, by and among the Investors (as defined therein) and the Company, or (ii) upon rejection of the Transaction by the stockholders of the Company at any Stockholders’ Meeting. Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

8. Action in Stockholder Capacity Only. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his or her capacity as an officer or director of the Company to the extent permitted by the Transaction.

9. Miscellaneous.

(a) All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to the Company, to

PriceSmart, Inc.
9740 Scranton Road
San Diego, CA 92121-1745
Attention: Robert M. Gans, Esq.
Telephone: (858) 404-8821
Facsimile: (858) 404-8828

with a copy to:

Latham & Watkins LLP
12636 High Bluff Drive, Suite 300
San Diego, CA 92130
Attention: Robert E. Burwell, Esq.
Telephone: (858) 523-5400
Fascimile: (858) 523-5450

and

(ii) if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto.

(b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

(d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

(g) Each Stockholder agrees that irreparable damage would occur and the Company would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches by each Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

(i) Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any of the Stockholders’ Shares. All rights, ownership and economic benefits of and relating to each Stockholder’s Shares shall remain and belong to such Stockholder, and the Company shall not have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of such Stockholder’s Shares, except as otherwise provided herein, or the performance of such Stockholder’s duties or responsibilities as a stockholder of Company.

(j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

PRICESMART, INC.

By:	/s/ Robert M. Gans
Name:	Robert M. Gans
Title:	Executive Vice President

VOTING AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDER:

THE PRICE GROUP, LLC

By:	/s/ James Cahill
Name:	Jim Cahill
Title:	Manager

Address:	7979 Ivanhoe Avenue #520
La Jolla, California 92037
Number of Shares of Company Stock
Beneficially Owned: 165,577

SOL AND HELEN PRICE TRUST

By:	/s/ Sol Price
Name:	Sol Price
Title:	Trustee

Address:	7979 Ivanhoe Avenue, #520
La Jolla, California 92037
Number of Shares of Company Stock
Beneficially Owned: 368,594

ROBERT AND ALLISON PRICE TRUST 1/10/75

By:	/s/ Robert E. Price
Name:	Robert E. Price
Title:	Trustee

By:	/s/ Allison Price
Name:	Allison Price
Title:	Trustee

VOTING AGREEMENT

COUNTERPART SIGNATURE PAGE

Address:	7979 Ivanhoe Avenue, #520
La Jolla, California 92037
Number of Shares of Company Stock Beneficially Owned: 179,948

THE PRICE FAMILY CHARITABLE FUND

By:	/s/ James Cahill
Name:	James Cahill
Title:	Executive Vice President

Address:	7979 Ivanhoe Avenue, #520
La Jolla, California 92037
Number of Shares of Company Stock Beneficially Owned: 654,382

ROBERT AND ALLISON PRICE CHARITABLE REMAINDER TRUST

By:	/s/ Robert E. Price
Name:	Robert E. Price
Title:	Trustee

By:	/s/ Allison Price
Name:	Allison Price
Title:	Trustee

Address:	7979 Ivanhoe Avenue, #520
La Jolla, California 92037
Number of Shares of Company Stock Beneficially Owned: 596,067

VOTING AGREEMENT

COUNTERPART SIGNATURE PAGE

Annex A

The “Transaction” is composed of the following elements:

1.	A private placement of up to 3,187,329 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at a price of $8 per share, to the Price Group, to be funded through the conversion of a $25.0 million bridge loan extended to the Company by the Price Group in August 2004;

2.	An issuance of an aggregate of 2,200,000 shares of Common Stock to the Sol and Helen Price Trust, the Price Family Charitable Fund, the Robert and Allison Price Charitable Remainder Trust, the Robert and Allison Price Trust 1/10/75 and the Price Group in exchange for all of the outstanding shares of the Company’s 8% Series B Cumulative Convertible Redeemable Preferred Stock, par value $.0001 per share;

3.	An issuance of up to 2,625,070 shares Common Stock, valued for such purpose at a price of $8 per share, to the Price Group in exchange for up to $20.0 million of current obligations, plus accrued and unpaid interest, owed by the Company to the Price Group;

4.	An issuance of up to 15,791,477 shares of Common Stock in connection with a rights offering pursuant to rights to be distributed to the holders of outstanding shares of Common Stock (the “Rights Offering”);

5.	An issuance of up to 3,125,000 shares of Common Stock, at a price of $8 per share, to the Price Group in connection with the Rights Offering;

6.	An issuance of up to 2,226,886 shares of Common Stock, at a price of $10 per share, to the holders of all of the shares of the Company’s 8% Series A Cumulative Convertible Redeemable Preferred Stock, par value $.0001 per share (the “Series A Preferred Stock”), in exchange for all of the outstanding shares of the Company’s Series A Preferred Stock at its initial stated value of $20.0 million plus all accrued and unpaid dividends (the “Series A Exchange”); and

7.	An amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20,000,000 to 45,000,000 shares.

ANNEX A

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Company Common Stock Beneficially Owned(1)
The Price Group, LLC	165,577

Sol and Helen Price Trust	368,594

Robert and Allison Price Trust 1/10/75	179,948

The Price Family Charitable Fund	654,382

Robert and Allison Price Charitable Remainder Trust	596,067

(1)	Includes only those shares outstanding as of the date of this Agreement.

SCHEDULE A